Exhibit 10.11
                         PROFESSIONAL SERVICES AGREEEMNT

This Professional Services Agreement dated 3-27-00, (the "Agreement") is between ISES Corp. (Which together with its parent, affiliates and subsidiaries is herein called "client"), and Icon Laboratories, Inc., a Florida corporation with offices at 3636 Westown Parkway, Suite 101, West Des Moines, IA 50266 ("Consultant").

In consideration to the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Client and Consultant agree as follows:

1.   Statement of Work

     Consultant shall, from time to time, perform services specified on individual Statements of Work ("SOW") which shall reference this Agreement and shall be deemed a part hereof. The parties agree that time is of the essence to this Agreement and to these Statements of Work. To be valid, Statements of Work must be executed by Client and Consultant.

2.   Cost and Payment

     Client shall pay Consultant compensation according to the provisions of each Statement of Work attached hereto. Unless otherwise specified, if payment is based on an hourly rate, any periods of work of less than an hour will be computed on a pro rata basis to the nearest half hour. When travel has been approved in writing prior to the time the expense is incurred, Client will reimburse Consultant for travel expenses. Client shall make payment to Consultant within thirty (30) days after receipt by Client of Consultant's invoices and any supporting documentation, if requested. A 1.5% per month late fee will be added to all late invoices.

     Each invoice submitted by Consultant will provide complete supporting detail, including names(s) of person(s) who performed the services, dates of services, hours or days worked and billing rates.

3.   Confidentiality/Non-Disclosure and Publicity

     a. Consultant agrees during the term of this Agreement and any Statements of Work executed hereunder and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any Confidential Information to any person or entity, or utilize any Confidential Information for any purpose except in the course of the undersigned's work for Client. For purposes of this Agreement, "Confidential Information" shall mean information or material that is i) proprietary and/or confidential to Client; ii) designated as Confidential Information and provided to Consultant by Client; or iii) developed by Consultant for Client, of which the undersigned obtained knowledge or access through or as a result of Consultant's relationship with Client, including, but not limited to any Confidential Information obtained from Client, prior to entering into this Agreement. Confidential Information shall also include any information which Client obtains from another party and which Client treats as proprietary or designates as Confidential Information, whether or not owned or developed by Client. Information publicly known that is generally employed by trade at or after the time the undersigned first learns of such information, or generic information or knowledge which the undersigned would have learned in the course of similar employment or


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          work  elsewhere  in  the  trade,  shall  not  be  deemed  part  of the
          Confidential Information. At the termination of this Agreement, or any Statement of Work executed hereunder, Consultant shall return all Confidential Information related to the terminated project or, at Client's option, destroy the Confidential Information and provide Client with proof of such destruction.

     b. The parties shall maintain the terms of this Agreement and any Statements of Work executed hereunder in confidence and neither party may originate any publicity, news release or other public announcement relating to this Agreement or any Statement of Work without first obtaining the other party's prior written consent, except as otherwise required by law or governmental regulation (in which event reasonable prior notice shall be given to the other party).

4.   Ownership of Work Product

         All discoveries, designs, information, ideas, artwork, and training materials (including, but not limited to any leader's guide, student guides, overheads, software, posters, and video tapes) developed by Consultant as a result of performance of services hereunder, and/or through the use of any of the Confidential Information or Client's equipment or facilities ("Work Product") shall be transmitted only to Client, is work made for hire, as provided by the United States Copyright Act, and shall become the exclusive property of Client and shall be regarded by Consultant as Confidential Information and subject to the foregoing provisions. Consultant may not use such Work Product for any other purpose without the express written consent of Client. The foregoing restriction on use shall not apply to materials developed by Consultant outside of the services provided hereunder and without use of the Work Product or its derivatives.

5.   Independent Contractor

     The relationship of Consultant and Client shall be that of independent contractors. Neither party, nor their agents or employees, shall be deemed to be the agent or employee of the other. Neither party shall have the right to bind the other, transact any business in the other's name or on its behalf or incur any liability for or on behalf of the other.

     Each party shall comply with all applicable federal, state and local wage and tax laws relating to such party and shall be solely responsible for paying all wages to its employees and agents, for obtaining insurance for its employees and agents and for withholding and paying all applicable federal, state, and social security taxes, unemployment taxes and any similar taxes on behalf of its employees and agents.

6.   Termination

     a. Either party may immediately terminate this Agreement and/or any associated Statement of Work without cause by giving the other party thirty (30) days prior written notice.

     b. For Cause--If Consultant fails to make any delivery in accordance with the agreed delivery date or schedule or otherwise fails to observe or comply with any of the other instructions, terms, conditions, or warranties applicable to this Agreement, or fails to make progress so as to endanger performance of this Agreement, or in the event of any proceedings by or against Consultant in bankruptcy or insolvency or appointment of a receiver or trustee or any assignment for the benefit of creditors, Client may, in addition to any other right or remedy provided by this Agreement or by law, terminate all or any part of this Agreement by telegraphic or other written

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          notice to Consultant  without any liability by Client to Consultant on account thereof. In the event of termination for cause, Client may produce or purchase, or otherwise acquire articles elsewhere on such terms or in such manner as Client may deem appropriate.

     c. Upon termination of this Agreement and/or any associated Statement of Work, Consultant shall promptly return to Client, all Client's property in its possession, including, but not limited to keys, badges, access cards, documentation, software and disks, and shall turn over to Client all Work Product prepared as of the effective termination date and for which Client has paid.

     d.   In the event of termination,  Client's  obligation shall be limited to
          paying   Consultant  for  work  authorized  by  Client  and  performed satisfactorily prior to the effective date of termination.

     e. Termination shall not effect Consultant's obligations under Sections 2,3,4,10,11.

7.   Waiver/Amendment/Modification

     No waiver, amendment or modification of any provision hereof or of a Statement of Work shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure to delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

8.   Notice

     All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered by overnight delivery, facsimile (with confirmation copy by mail) or telex, or mailed to the respective parties at the addresses first set forty above or at such other address as shall have been given to the other party in writing for the purposes of this clause. Notices to Consultant shall be sent to the attention of Alan Grau, Icon Laboratories, Inc. 3636 Westown Parkway, Suite 101, West Des Moines, Iowa 50266. Notice to Client shall be sent to Steve Johnson, ISES Corporation, 2600 72nd Street, Suite C, Des Moines, IA 50322. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five days after mailing, addressed and postage prepaid, return receipt requested, as aforesaid, (iii) one (1) business day after transmission by overnight delivery, or (iv) the day of receipt where receipt has been confirmed.

9.   Severability

     In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable or illegal in any respect, this Agreement shall then be construed as if such unenforceable provision or provisions had never be contained herein.

10.  Jurisdiction/Choice of Law

     The parties agree to submit to the jurisdiction of the State of Iowa and further agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Iowa excluding its conflicts of law principles.

11.  Solicitation of Employment

     Consultant may not solicit or hire any individuals who have been employed by Client or any


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     of its affiliates  during the 12-month period  preceding such  solicitation and/or hiring. Client may not solicit or hire any individuals who have been employed by Consultant or any of its affiliates during the 12-month period preceding such solicitation and/or hiring.

12.  Right of Assignment

         Only Client may assign this Agreement. Such assignment may be to an entity which acquires, directly or indirectly, substantially all of its assets or merges with it, or any parent or subsidiary of such party, provided that the acquiring or merging entity or such parent or subsidiary agrees to be bound by all terms and conditions of this Agreement. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

13.  Complete Agreement/Conflicting Terms

     a. Each party acknowledges that it has read this Agreement and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement and understanding between the parties, which supersedes all previous understandings, negotiations, and proposals, whether oral or written.

     b. If there is a conflict between the terms and conditions of this Agreement and those of any associated Statement of Work that has been signed by both parties, the Statement of Work shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written. This Agreement shall not be binding until it is signed by both parties.

CLIENT                           ICON Laboratories, Inc.

By:   /s/                        By: /s/

Name:   Rick Grewell             Name: Alan L. Grau
Title: President                 Title: President
Date:   3/27/00                  Date: 3-27-00






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                                STATEMENT OF WORK
                              AGREEMENT NO: ISES 01
                                 March 13, 2000

  [Confidential treatment has been requested for the remaining portion of this
                                    Exhibit]